Exhibit 32.01


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the EACO Corporation's (the "Company") Quarterly Report on Form 10-Q for the period ending March 29, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Glen Ceiley, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that,:
     (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 19, 2006          /s/ Glen Ceiley
                             --------------------------------
                             Glen Ceiley
                             Chief Executive Officer
                             (Principal Executive Officer &
                              Principal Financial Officer)

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